                                                                    EXHIBIT 4.27

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                            CREDIT FACILITY AMENDMENT
                            (AVAILABILITY AMENDMENTS)
                             (DATED: APRIL 13, 2006)

                        ---------------------------------

                                    BETWEEN:

                               TELVENT CANADA LTD.

                                     - AND -

        LASALLE BUSINESS CREDIT, A DIVISION OF ABN AMRO BANK N.V., CANADA
                                     BRANCH

                        ---------------------------------

                                BAKER & MCKENZIE
                                   SUITE 2600
                             255 - 5TH AVENUE S.W.
                            CALGARY, ALBERTA T2P 3G6

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION ...................................................    1

    1.1   Definitions ......................................................    1
    1.2   Effective Date Of Amendments Made Hereby .........................    1
ARTICLE 2 AMENDMENT TO DEFINED TERMS .......................................    2

    2.1   Amendments To Definitions In The Credit Agreement ................    2
    2.2   Additions To Credit Agreement Definitions ........................    3
ARTICLE 3 AMENDMENT TO CREDIT FACILITY .....................................    4

    3.1   Amendments To Section 2.3 ........................................    4
    3.2   Amendments To Section 2.11.2 .....................................    4
ARTICLE 4 ADDITION OF FACILITY C ...........................................    5

    4.1   Facility C Created ...............................................    5
ARTICLE 5 AMENDMENT TO SECURITY ............................................    5

    5.1   Amendments To Section 3.1 ........................................    5
ARTICLE 6 AMENDMENTS TO PAYMENTS OF INTEREST AND FEES ......................    5

ARTICLE 7 AMENDMENT TO LETTER OF CREDIT FACILITY ...........................    6

    7.1   Letters Of Credit Under Facility A Or Facility B .................    6
    7.2   Article 9 Amended ................................................    6
ARTICLE 8 AMENDMENT TO REPAYMENT PROVISIONS ................................    8

    8.1   Article 11 Amended ...............................................    8
ARTICLE 9 CREATION OF COLLATERAL ACCOUNT ...................................    8

ARTICLE 10 CREDIT AGREEMENT IF FULL FORCE ..................................    11

    10.1  Effective Date of Amendments .....................................    11
    10.2  Credit Agreement Otherwise Unamended .............................    11
    10.3  Amendment Pursuant To Credit Agreement ...........................    11
ARTICLE 11 MISCELLANEOUS ...................................................    11

    11.1  Governing Law ....................................................    11
    11.2  Consent To Jurisdiction ..........................................    11
    11.3  Benefit Of The Agreement .........................................    11
    11.4  Severability .....................................................    11
    11.5  Amendments And Waivers ...........................................    11
    11.6  Binding Effect ...................................................    11
    11.7  Time Of The Essence ..............................................    11
    11.8  Counterparts .....................................................    11

                       CREDIT FACILITY AMENDING AGREEMENT

                            (AVAILABILITY AMENDMENTS)

THIS AGREEMENT MADE AS OF APRIL 13, 2006.

BETWEEN:

            TELVENT CANADA LTD., a Corporation, incorporated under the Laws of Canada, and having an office in the City of Calgary in the Province of Alberta (herein referred to as the "BORROWER")

                                                               OF THE FIRST PART

                                     - AND -

            LASALLE BUSINESS CREDIT, A DIVISION OR ABN AMRO BANK N.V., CANADA BRANCH, a Canadian Branch of a Foreign Bank, under the Bank Act (Canada), and having an office in the City of Toronto in the Province of Ontario (herein referred to as the "BANK")

                                                              OF THE SECOND PART

WHEREAS the Borrower and the Bank entered into the Credit Agreement;

AND WHEREAS the Borrower and the Bank wish to amend the Credit Agreement to provide for certain amendments to the rights of the Borrower under the Credit Agreement.

NOW THEREFORE, in consideration of the terms, covenants, conditions and provisions hereof, given or made by each party hereto, to or in favor of all or any of the other parties hereto, and other good and valuable consideration (receipt and sufficiency whereof is hereby acknowledged by each party receiving the same) the parties hereto mutually covenant and agree as follows.

                                    ARTICLE 1
                                 INTERPRETATION

1.1   DEFINITIONS

In this Agreement, capitalized expressions used herein shall have the meanings given them in the Credit Agreement, and in this Agreement, unless something in the subject matter or context is inconsistent therewith:

"2006 AMENDMENT" means this Amending Agreement.

"CREDIT AGREEMENT" means the credit agreement dated May 2, 2003 between the Borrower and the Bank, as amended on May 12, 2003, June 29, 2004, September 30, 2004 and July 14, 2005 and as the same may be amended from time to time.

"EFFECTIVE DATE" means the date set forth in Section 1.2 hereof.

1.2   EFFECTIVE DATE OF AMENDMENTS MADE HEREBY

All of the amendments, replacements and changes to the Credit Agreement made by this Agreement shall be effective as of 8:00 am, local time in Calgary, Alberta, on April 13, 2006.

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                                                                        Page - 2

                                    ARTICLE 2
                           AMENDMENT TO DEFINED TERMS

2.1   AMENDMENTS TO DEFINITIONS IN THE CREDIT AGREEMENT

      (a) Applicable L/C Fee Percentage - The definition of "Applicable L/C Fee Percentage" in Section 1.1 of the Credit Agreement is hereby amended by replacing that Section with the following:

              ""APPLICABLE L/C FEE PERCENTAGE" means the factor for determining the fee to be charged by the Bank to the Borrower, calculated on the basis of a rate per annum equal to 0.75 percent of the face amount of the Letter of Credit at the time of issuance by the Bank."

      (b) Credit Facility - The definition of "Credit Facility" in Section 1.1 of the Credit Agreement is hereby amended by replacing that Section with the following:

              ""CREDIT FACILITY" means the credit facility consisting of Facility A, Facility B and Facility C."

      (c) Facility - The definition of "Facility" in Section 1.1 of the Credit Agreement is hereby amended by replacing that Section with the following:

              ""FACILITY" means Facility A, Facility B or Facility C, as the context requires and "FACILITIES" means Facility A, Facility B and Facility C."

      (d) Facility A - The definition of "Facility A" in Section 1.1 of the Credit Agreement is hereby amended by replacing that Section with the following:

              ""FACILITY A" means the secured revolving credit facility in the maximum aggregate principal amount not to exceed U.S. $6,000,000 or the Equivalent Amount in Canadian Dollars to be made available to the Borrower by the Bank in accordance with the provisions hereof, subject to any reduction in accordance with the provisions hereof."

      (e)   Security Documents - The definition of "Security Documents" in
            Section 1.1 of the Credit Agreement is hereby amended by replacing that Section with the following:

              ""SECURITY DOCUMENTS" means, collectively, the Promissory Notes, the General Security Agreement, the Guarantees, the Guarantee Collateral Security Agreement, the Intellectual Property Assignments, the GIT Guarantee and any and all other security granted as collateral for the Obligations, including, without limitation, any security granted pursuant to Section 3.4 hereof.

      (f) Unused Facility A Amount - The definition of "Unused Facility A Amount" in Section 1.1 of the Credit Agreement is hereby amended by replacing that Section with the following:

              ""UNUSED FACILITY A AMOUNT" means in respect of any day, the difference between the aggregate principal amount available under this Credit Facility in

                                                                        Page - 3

              respect of Facility A (after giving effect to any cancellations or reductions pursuant to Section 2.10 hereof) and the sum of the principal amounts outstanding under Facility A, on that day, in U.S. Dollars or the Equivalent Amount in Canadian Dollars."

      (g) Unused Facility B Amount - The definition of "Unused Facility B Amount" in Section 1.1 of the Credit Agreement is hereby deleted.

      (h)   Unused Line Fee Rate - The definition of "Unused Line Fee Rate" in
            Section 1.1 of the Credit Agreement is hereby amended by replacing the phrase "the Unused Facility A Amount or the Unused Facility B Amount, as the case may be," with the phrase "the Unused Facility A Amount", and by adding after the table in that definition the sentence: "and the annual factor by which the Unused Facility C Amount is to be multiplied for the purposes of calculating the amount of the Unused Line Fee to be paid by the Borrower hereunder, shall be 0.1 percent."

2.2   ADDITIONS TO CREDIT AGREEMENT DEFINITIONS

Section 1.1 of the Credit Agreement is hereby amended by adding the following defined terms:

              "COLLATERAL ACCOUNT" has the meaning given to that expression in
              Section 16.1.1hereof.

              "DEMANDED LETTER OF CREDIT" means an Extended Letter of Credit on which a demand for payment has been made after the Scheduled Termination Date.

              "EXPIRED LETTER OF CREDIT" means an Extended Letter of Credit which has expired without a demand for payment having been made after the Scheduled Termination Date.

              "EXTENDED LETTER OF CREDIT" means a Letter of Credit which has a term which would extend beyond the Scheduled Termination Date, provided that if a Letter of Credit is issued as an Extended Letter of Credit and the Scheduled Termination Date is subsequently extended pursuant to Section to a date beyond the expiry of that Extended Letter of Credit, such Letter of Credit shall thereupon cease to be an Extended Letter of Credit.

              "FACILITY C" means the secured revolving credit facility in the maximum aggregate principal amount not to exceed U.S. $12,000,000 or the Equivalent Amount in Canadian Dollars to be made available to the Borrower by the Bank solely for the purposes of issuing standby Letters of Credit in accordance with the provisions hereof, subject to any reduction in accordance with the provisions hereof.

              "GIT GUARANTEE" means a guarantee of the Obligations, as they relate to Facility C, substantially in the form of Schedule A hereto."

              "L/C COLLATERAL" has the meaning given that expression in Section
              16.1.1 hereof.

                                                                        Page - 4

              "SCHEDULED TERMINATION DATE" means, the last date on which a Letter of Credit may be issued under Facility C, being April 13, 2009, unless extended to April 13, 2010 pursuant to the First Renewal Option, if exercised, and if the First Renewal Option is exercised, further extended to April 13, 2011 pursuant to the Second Renewal Option, if exercised, in accordance with Section
              9.1.2 hereof.

              "UNUSED FACILITY C AMOUNT" means in respect of any day, the difference between the aggregate principal amount available under this Credit Facility in respect of Facility C (after giving effect to any cancellations or reductions pursuant to Section 2.10 hereof) and the sum of the principal amounts outstanding under all L/C Obligations, on that day, in U.S. Dollars or the Equivalent Amount in Canadian Dollars.

                                    ARTICLE 3
                          AMENDMENT TO CREDIT FACILITY

3.1   AMENDMENTS TO SECTION 2.3

Section 2.3 of the Credit Agreement is hereby amended by replacing that Section with the following:

              "SECTION 2.3 PURPOSE

              The Credit Facility is being made available to the Borrower for general corporate purposes, including, without limitation, to partially finance the acquisition cost of the stock of the Borrower by way of distributions or loans from the Borrower, to Telvent, in an amount up to U.S. $28,000,000, or the Equivalent Amount in Canadian Dollars. Borrowings under Facility A will be used for working capital and general corporate purposes; borrowings under Facility B will be used to finance the Deferred Payment amount under the Purchase Agreement and for working capital and general corporate purposes; and borrowings under Facility C will be used for the purposes of providing funding for payments by the Bank under Letters of Credit to Persons to secure the performance of obligations related to working capital and general corporate purposes of the Borrower to such Persons."

3.2   AMENDMENTS TO SECTION 2.11.2

Section 2.11.2 of the Credit Agreement is hereby amended by replacing that Section with the following:

              "2.11.2 Except as provided for in Section 11.1, the maximum of:

              (a)   all Loans under Facility A shall not exceed the lesser of:

                 (i) U.S. $6,000,000 or the Equivalent Amount in Canadian Dollars, or

                 (ii)  the Borrowing Base; and

              (b) all Loans under Facility B shall not exceed U.S. $2,400,000 or the Equivalent Amount in Canadian Dollars; and

                                                                        Page - 5

              (c) all Loans and L/C Obligations under Facility C shall not exceed U.S. $12,000,000 or the Equivalent Amount in Canadian Dollars; and

              (d) all Obligations under this Agreement shall not exceed the sum of the amounts permitted under clauses 2.11.2(a), 2.11.2(b) and 2.11.2(c)."

                                    ARTICLE 4
                             ADDITION OF FACILITY C

4.1   FACILITY C CREATED

Subject to the other terms, covenants and conditions hereof, the Borrower shall be entitled to request the issue of one or more Letters of Credit under Facility C; Provided That the aggregate amount of all Loans and L/C Obligations which may be outstanding in respect of Facility C shall not exceed, at any time, the amount permitted pursuant to Section 2.11 of the Credit Agreement as amended by
Section 3.2 of the 2006 Amendment, and shall be solely for the purposes of issuing standby Letters of Credit to be provided by the Borrower to Persons, who are not Affiliates of the Borrower, for the purposes of securing the performance of obligations related to working capital and general corporate purposes of the Borrower to such Persons, subject to and on the conditions herein contained.

                                    ARTICLE 5
                              AMENDMENT TO SECURITY

5.1   AMENDMENTS TO SECTION 3.1

Section 3.1 of the Credit Agreement is hereby amended by replacing that Section with the following:

              "SECTION 3.1 GRANT OF SECURITY

              Payment of the Obligations shall be secured:

               3.1.1 in respect of Obligations owing under Facility A and
                     Facility B by a perfected first security interest in the Collateral, subject only to Permitted Encumbrances, in accordance with the provisions of the Security Documents, other than the GIT Guarantee; and

               3.1.2 in respect of Obligations owing under Facility C by:

                  3.1.2.1 the Collateral Account, and

                  3.1.2.2 the GIT Guarantee, in accordance with the provisions thereof."

                                    ARTICLE 6
                   AMENDMENTS TO PAYMENTS OF INTEREST AND FEES

Section 6.5.3 of the Credit Agreement is hereby amended by replacing that Section with the following:

               "6.5.3 From the Effective Date of the 2006 Amendment until
               April 13, 2007, the Borrower shall pay to the Bank in respect of Facility C, an Unused

                                                                        Page - 6

               Line Fee in U.S. Dollars, based on the Unused Line Fee Rate multiplied by the Unused Facility C Amount, expressed in U.S. Dollars, calculated on a daily basis and paid Quarterly on the last Banking Day for each Quarter in respect of which the calculation is made; Provided However, no such Unused Line Fee shall accrue and be payable during any period when the Bank, in accordance with Section 15.5, shall not be obligated to permit further drawdowns."

                                    ARTICLE 7
                     AMENDMENT TO LETTER OF CREDIT FACILITY

7.1   LETTERS OF CREDIT UNDER FACILITY A OR FACILITY B

The Borrower shall not be permitted to request the issuance of any Letter of Credit under Facility A, or any amendment to any Letter of Credit outstanding under Facility A or Facility B and the Bank shall not have any obligation to issue or amend any Letter of Credit in respect of amounts advanced or to be thereunder.

 7.2  ARTICLE 9 AMENDED

           (a) Section 9.1 - Section 9.1 of the Credit Agreement (as amended by the May 12, 2003 amendment) is hereby amended by replacing that Section with the following:

              "SECTION 9.1 OBLIGATION TO ISSUE LETTERS OF CREDIT

              9.1.1 Subject to subsection 9.1.2 and the terms and conditions of this Agreement and the Master Letter of Credit Agreement, and in reliance upon the representations, warranties and covenants of the Borrower herein set forth, the Bank hereby agrees to issue for the account of the Borrower one or more Letters of Credit in respect of Facility C denominated in Canadian Dollars or U.S. Dollars in accordance with this Article, from time to time during the period, commencing on the Effective Date as defined in the 2006 Amendment and ending on the Scheduled Termination Date."

              9.1.2 Subject to the terms and conditions of this subsection, provided no Event of Default has occurred and is then continuing and with prior written consent of the Bank (which consent shall not be unreasonably withheld or delayed and shall not include any requirement of payment of any fee solely on account of the exercise of such Renewal Option if no other term or provision of the Credit Agreement is being amended):

               9.1.2.1 the Borrower may elect, by notice in writing to the Bank, to extend the Scheduled Termination Date (the "First Renewal Option") and if the Bank consents to such extension, the Scheduled Termination Date shall be extended for a period of one year from the date of the then current Scheduled Termination Date; and

               9.1.2.2 if the Borrower has properly exercised the First Renewal Option the Borrower may elect, by notice in writing to the

                                                                        Page - 7

                        Bank, to extend the Scheduled Termination Date (the "Second Renewal Option") and if the Bank consents to such extension, the Scheduled Termination Date shall be for a further period of one year from the date of the then current Scheduled Termination Date.

              9.1.3 The Borrower may exercise a Renewal Option solely by delivering the notice referred to in subsection 9.1.2.1 or 9.1.2.2, as the case may be, to the Bank not more than 120 days nor less than 60 days prior to the Scheduled Termination Date then in effect. Each such notice shall be effective upon receipt by the Bank and shall be irrevocable. The Bank shall deliver to the Borrower either its written consent or written refusal to the applicable extension not later than the date which is 30 days prior to the Scheduled Termination Date then in effect. Under no circumstances shall the Bank be liable to or under any obligation to the Borrower for the failure of the Bank to consent to the applicable extension request, and in no event shall the Scheduled Termination Date be extended unless the Bank consents to such extension.

      (b) Section 9.2 - Section 9.2 of the Credit Agreement (as amended by the May 12, 2003 amendment) is hereby amended by replacing that Section with the following:

              "SECTION 9.2 TYPES AND AMOUNTS

              Notwithstanding the foregoing, the Bank shall not have any obligation to issue or amend any Letter of Credit in respect of amounts advanced or to be advanced under Facility C if on the date of issuance or amendment, before or after giving effect to the Letter of Credit requested hereunder:

                  9.2.1 the aggregate outstanding amount of the L/C Obligations would exceed U.S. $12,000,000, or the Equivalent Amount in Canadian Dollars, calculated as of the date of issuance of any Letter of Credit; or

                  9.2.2 which has an expiration date later than the date which is one year after the Scheduled Termination Date."

      (c) Section 9.4 - Section 9.4 of the Credit Agreement is hereby amended by deleting the word "and" at the end of Subsection 9.4.2, replacing the period with a semi-colon and the word "and" at the end of Subsection 9.4.3 and l)adding the following as Subsection 9.4.4:

              "9.4.4 For the purposes hereof, the Interest Payment Date shall be deemed to be the date on which interest would be payable in respect of a Canadian Prime Rate Loan or a US Base Rate Loan."

                                                                        Page - 8

                                    ARTICLE 8
                        AMENDMENT TO REPAYMENT PROVISIONS

8.1   ARTICLE 11 AMENDED

Article 11 of the Credit Agreement is hereby amended by adding the following as
Section 11.5:

            SECTION 11.5 MANDATORY REPAYMENTS OF PRINCIPAL - FACILITY C

            Unless the Scheduled Termination Date is extended pursuant to subsection 9.1.2, the entire amount of the L/C Obligations outstanding in respect of Facility C shall be repaid by the Borrower on or before April 13, 2009, and if the First Renewal Option is exercised, the entire amount of the L/C Obligations outstanding in respect of Facility C shall be repaid by the Borrower on or before April 13, 2010, and if the First Renewal Option is exercised, the entire amount of the L/C Obligations outstanding in respect of Facility C shall be repaid by the Borrower on or before April 13, 2011.

                                    ARTICLE 9
                         CREATION OF COLLATERAL ACCOUNT

The Credit Agreement is hereby amended by adding as Article 16, and renumbering each Article thereafter accordingly, the following:

                                   "ARTICLE 16
                  COLLATERAL ACCOUNT AND APPLICATION OF MONEYS

            16.1 THE COLLATERAL ACCOUNT.

            16.1.1 On the date on which the Borrower requests the issue of an
                   Extended Letter of Credit pursuant to Article 9 of the Credit Agreement, the Borrower and the Bank shall establish and, at all times thereafter until all L/C Obligations in respect of all Extended Letters of Credit have been fully paid and satisfied, or all Extended Letters of Credit have expired without being drawn on, there shall be maintained with the Bank an account which shall be entitled the "Collateral Account". The Collateral Account shall be established and maintained by the Bank at its head office. All moneys which are received by the Bank with respect to the L/C Collateral shall be deposited in the Collateral Account and thereafter shall be held, invested, applied and/or disbursed by the Bank in accordance with the terms of this Agreement.

            16.1.2 The Borrower shall, shall upon receipt of written demand from the Bank, but in any case not later than 5 Banking Days immediately preceding the Scheduled Termination Date fund the aggregate amount of all L/C Obligations then outstanding or which may become outstanding under Facility C in respect of all Extended Letter of Credit, and from time to time thereafter deposit money into the Collateral Account (which may be made

                                                                        Page - 9

                   by way of one or more Advances under Facility A, if then available) in order to fully cash collateralize the L/C Obligations from time to time relating to all Extended Letters of Credit.

            16.1.3 Notwithstanding subsection 16.1(b) hereof, if any moneys are deposited into the Collateral Account and the Scheduled Termination Date is subsequently extended pursuant to subsection 9.1.2 hereof, the Bank shall disburse such amounts as represent security for the Letters of Credit which no longer qualify as Extended Letters of Credit in accordance with Section 16.4 hereof

            16.2 GRANT OF SECURITY INTEREST; CONTROL OF COLLATERAL ACCOUNT.

            16.2.1 To secure the prompt and complete payment, when due, of all
                   L/C Obligations in respect of all Extended Letters of Credit, and the performance by the Borrower of its covenants and obligations to be performed by it pursuant to the Extended Letters of Credit, the Borrower hereby assigns, charges and pledges to the Bank and grants to the Bank a security interest in all of the right, title and interest of the Borrower in and to the following, whether presently existing or hereafter arising or acquired (the "L/C Collateral"): (i) the Collateral Account; (ii) all cash deposited therein;
                   (iii) all certificates and instruments, if any, from time to time representing the Collateral Account; (iv) all investments from time to time made pursuant to Section 16.3 hereof; (v) all notes, certificates of deposit and other instruments from time to time hereafter delivered to or otherwise possessed by the Bank in substitution for, or in addition to, any or all of the then existing L/C Collateral;
                   (vi) all interest, dividends, proceeds from the disposition of, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing L/C Collateral; and (vii) to the extent not covered by clauses
                   (i) through (vi) above, all proceeds of any and all collections, earnings and accruals with respect to any or all of the foregoing (whether the same are acquired before or after the commencement of a case under the bankruptcy or similar creditor protection legislation or rights by or against any of the Borrower as debtor).

            16.2.2 All right, title and interest in and to the Collateral
                   Account and funds on deposit in the Collateral Account and other L/C Collateral shall vest in the Bank. The Collateral Account shall be subject to the exclusive dominion and control of the Bank.

                                                                       Page - 10

            16.3 INVESTMENT OF FUNDS DEPOSITED IN COLLATERAL ACCOUNT.

            The Bank shall invest and reinvest moneys on deposit in the Collateral Account at any time in the manner in which the Bank shall determine from time to time; provided, however, that any such investments shall be limited to Cash Equivalents. The Bank shall have the right to convert all or any part of the L/C Collateral into cash in anticipation or following and Event of Default or any draw on any Demanded Letter of Credit or the expiry of any Expired Letter of Credit, in its sole discretion.

            16.4 APPLICATION OF MONEYS.

            All moneys and other L/C Collateral held by the Bank in the Collateral Account shall be held and/or distributed by the Bank as specifically provided herein. The Bank shall distribute such money and other L/C Collateral held in the Collateral Account on each date determined by the Bank, in its sole discretion, for distribution of such moneys and other L/C Collateral (x) following a demand for payment under a Demanded Letter of Credit, or (y) in respect of an Expired Letter of Credit, in the following order of priority:

              16.4.1 FIRST: To the Bank in an amount equal to any accrued but unpaid fees in respect of Facility C, the Demanded Letter of Credit or Expired Letter of Credit, as the case may be; provided, however, that nothing herein is intended to relieve the Borrower of its obligation to pay the Bank's fees from funds outside of the Collateral Account;

              16.4.2 SECOND: To the extent of any moneys remaining, to the payment of, or (as the case may be) the reimbursement of any and all reasonable costs and expenses, and disbursements and all losses incurred by, and unpaid to, the Bank in connection with the collection of any monies, or the exercise, protection or enforcement of any rights, remedies, powers and privileges, under or in connection with the Demanded Letter of Credit or Expired Letter of Credit, as the case may be;

              16.4.3 THIRD: To the extent of any moneys remaining, to the Bank, to be applied to any interest accrued but unpaid thereunder to the Bank under or in connection with Facility C, the Demanded Letter of Credit or Expired Letter of Credit, as the case may be;

              16.4.4 FOURTH: To the extent of any moneys remaining, to the Bank in respect of the L/C Obligations relating to Facility C, the Demanded Letter of Credit or Expired Letter of Credit, as the case may be, not provided for above; and

              16.4.5 FIFTH: Following the payment of all amounts due or which may become due to the Bank relating to Facility C, the Demanded Letter of Credit or Expired Letter of Credit, as the case may be, to the extent of any moneys remaining, to the Borrower or its successors or assigns, or to whomever may be

                                                                       Page - 11

                      lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

                                   ARTICLE 10
                         CREDIT AGREEMENT IF FULL FORCE

10.1  EFFECTIVE DATE OF AMENDMENTS

The amendments to the Credit Agreement contained in this Agreement shall be effective as of and from 8:00 am, local time in Toronto, Ontario, on the Effective Date.

10.2  CREDIT AGREEMENT OTHERWISE UNAMENDED

Except as specifically herein provided, the Credit Agreement remains unamended and in full force and effect as at the date hereof.

10.3  AMENDMENT PURSUANT TO CREDIT AGREEMENT

This Agreement constitutes an amendment within the meaning of Section 18.10 of the Credit Agreement.

                                   ARTICLE 11
                                  MISCELLANEOUS

11.1  GOVERNING LAW

This Agreement shall be conclusively deemed to be a contract made under, and shall for all purposes be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada therein applicable to contracts made in and to be wholly performed in such Province, without prejudice to or limitation of any other rights or remedies available under the laws of any jurisdiction where property or assets of the Borrower may be found.

11.2  CONSENT TO JURISDICTION

      (a) The Borrower hereby irrevocably submits to the jurisdiction of any Alberta court sitting in Calgary in any action or proceeding arising out of or relating to this Agreement and the Security Documents and hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such Alberta court. The Borrower hereby consents to service upon it at its address set out in Section 18.2 of the Credit Agreement of copies of the statement of claim and any process issued in respect of any such action or proceeding. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

      (b) Nothing in this Section shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the Bank to bring any action or proceeding against the Borrower or its property in the courts of other jurisdictions.

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                                                                       Page - 12

11.3  BENEFIT OF THE AGREEMENT

This Agreement shall enure to the benefit of and be binding upon the Borrower and the Bank, and their respective successors and permitted assigns.

11.4  SEVERABILITY

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.5  AMENDMENTS AND WAIVERS

Except as otherwise specifically provided herein, any provision of this Agreement may be amended only by the Borrower and the Bank in writing and may be waived only if the Bank so agrees in writing. Any such waiver and any consent by the Bank under any provision of this Agreement may be given subject to any conditions thought fit by the Bank. Any waiver or consent shall be effective only in the instance and for the purpose for which it is given.

11.6  BINDING EFFECT

This Agreement shall become effective when it shall have been executed by the Borrower and the Bank and thereafter shall be binding upon and enure to the benefit of the Borrower and the Bank and their respective successors and assigns. The Borrower shall not assign its rights and obligations hereunder or any interest herein without the prior consent of all the Bank.

11.7  TIME OF THE ESSENCE

Time shall be of the essence of this Agreement.

11.8  COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it

                       This Space Intentionally Left Blank

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                                                                       Page - 13

shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

IN WITNESS WHEREOF the Parties hereto have duly executed this Agreement as of the date first above written.

    TELVENT CANADA LTD.                   LASALLE BUSINESS CREDIT, A DIVISION OF
                                          ABN AMRO BANK N. V. CANADA BRANCH

    Per: /s/ Steve Aasen                  Per: /s/ Bayn Budiatmanto
         -------------------------------       --------------------------------
          Name:  Steve Aasen                    Name:  Bayn Budiatmanto

          Title: CFO Telvent Canada Ltd.        Title: Assistant Vice President

    Per: /s/ Cameron Demcoe               Per: /s/ L. Geoffrey Morphy
         -------------------------------       --------------------------------
          Name:  Cameron G. Demcoe              Name:  L. Geoffrey Morphy

          Title: Corporate Secretary            Title: First Vice President

      SCHEDULE A TO THAT CREDIT FACILITY AMENDMENT (AVAILABILITY AMENDMENTS) BETWEEN TELVENT CANADA LTD. AND LASALLE BUSINESS CREDIT, A DIVISION OF ABN AMRO BANK N.V., CANADA BRANCH, DATED APRIL 13, 2006

GIT GUARANTEE